UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2024
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LUNA INNOVATIONS INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 1st Street SW,	Suite 200	24011
Roanoke,	VA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (540) 769-8400
N/A
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LUNA	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.

On June 13, 2024, Luna Innovations Incorporated (the “Company”) received formal notice that the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) had granted the Company’s request for continued listing on Nasdaq pursuant to an extension to evidence compliance with Nasdaq’s filing requirement, as set forth in Nasdaq Listing Rule 5250(c)(1), by filing the Form 10-K for the fiscal year ended December 31, 2023 and the Form 10-Q for the quarterly period ended March 31, 2024 as well as any subsequent periodic reports (together, the “Periodic Reports”), with the Securities and Exchange Commission by September 11, 2024 (the “Due Date”).

There can be no assurance the Company will be able to file the Periodic Reports by the Due Date. In the event the Company is unable to evidence full compliance with Nasdaq’s filing requirement by September 11, 2024, the Staff will issue a delist determination; however, the Company will have the right to appeal the Staff’s decision to a Nasdaq Hearings Panel (the “Panel”), which request would stay any further action by Nasdaq at least pending a hearing before the Panel and the expiration of any additional extension the Panel may grant to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated By: /s/ Richard Roedel
Richard Roedel Interim President
Date: June 17, 2024